UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

In April 2020, as a result of the impact of the challenges and uncertainties related to COVID-19, the Company reported reductions in the salaries for the named executive officers of the Company. On June 11, the compensation committee voted to restore the officer salaries to their previous levels effective June 1, 2020. The prior reduced salaries and the restored annual base salaries of the Company’s NEO’s are as follows: Gary W. Rollins, Vice Chairman and Chief Executive Officer: from $715,000 to $1,100,000; Paul E. Northen, Senior Vice President, Chief Financial Officer and Treasurer: from $412,500 to $550,000; R. Randall Rollins, Chairman of the Board: from $650,000 to $1,000,000; John F. Wilson, President and Chief Operating Officer: from $552,500 to $850,000; and Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary: from $300,000 to $400,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: June 12, 2020	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Sr. Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)